                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported):  May 27, 1998



                     AMERICAN INDUSTRIAL PROPERTIES REIT
           (Exact Name of Registrant as Specified in its Charter)


           Texas                          1-9016                 75-6335572
(State or Other Jurisdiction of      (Commission File        (I.R.S. Employer
Incorporation or Organization)          Number)             Identification No.)



        6210 North Beltline Road, Suite 170, Irving, Texas 75063-2656
         (Address of Principal Executive Offices)       (ZIP Code)




     Registrant's telephone number, including area code:  (972)756-6000



                               Not applicable
        (Former Name or Former Address, if Changed Since Last Report)

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 ITEM 5.  OTHER EVENTS

On May 27, 1998, the Trust held its 1997 Annual Meeting of Shareholders. Results of the items voted on are as follows:

1. Election of seven Trust Managers


                           Total Vote                Total Vote Withheld
                            for each                      for each
                          Trust Manager                 Trust Manager
William H. Bricker         8,643,578                        59,151
T. Patrick Duncan          8,643,999                        58,730
Robert E. Giles            8,645,829                        56,900
Edward B. Kelley           8,641,043                        61,686
Stanley J. Kraska, Jr.     8,645,091                        57,638
Russell C. Platt           8,644,990                        57,739
Charles W. Wolcott         8,644,361                        58,368


2. Ratification of Ernst & Young as Independent Auditors

                  For               Against           Abstain
               8,649,770             28,499            24,460

3. Postponement or Adjournment of Annual Meeting

                  For               Against           Abstain
               6,678,105            110,011          1,914,613

All of the preceding proposals were approved by the shareholders of the Trust.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)   EXHIBITS

99.1     Final Report of Inspectors of Election.


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                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN INDUSTRIAL PROPERTIES REIT




                                        By: /s/ Marc A. Simpson
                                            ---------------------------------
                                                Marc A. Simpson
                                                Chief Financial Officer

Dated:  June 17, 1998

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                                EXHIBIT LIST


99.1     Final Report of Inspectors of Election.